CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and
Independent Registered Public Accounting Firm" and to the use of our report dated January 10, 2006, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-09452 and 811-
04871) of General California Municipal Money Market Fund.

ERNST & YOUNG LLP

New York, New York
March 24, 2006